                                    DPL INC.

                                       and

                          EQUISERVE TRUST COMPANY, N.A.

                                  Rights Agent


                                RIGHTS AGREEMENT

                         Dated as of September 25, 2001

                               Table of Contents

                                                                           Page
                                                                           ----
Recitals ................................................................   1

Section
-------

     1    Certain Definitions ...........................................   1

     2    Appointment of Rights Agent ...................................  10

     3    Issuance of Rights Certificates ...............................  11

     4    Form of Rights Certificates ...................................  12

     5    Execution, Countersignature and Registration ..................  14

     6    Transfer, Division, Combination and Exchange of Rights
            Certificates; Mutilated, Destroyed, Lost or Stolen Rights
            Certificates ................................................  15

     7    Exercise of Rights; Purchase Price; Expiration Date of
            Rights ......................................................  16

     8    Cancellation and Destruction of Rights Certificates ...........  20

     9    Reservation and Availability of Preferred Shares ..............  20

     10   Preferred Share Record Date ...................................  22

     11   Antidilution Adjustments ......................................  23

     12   Certification of Adjustments ..................................  32

     13   Consolidation, Merger or Sale or Transfer of Assets, Earning
            Power or Cash Flow ..........................................  33

     14   Fractional Rights and Fractional Shares .......................  37

     15   Rights of Action ..............................................  39

     16   Agreement of Rights Holders Concerning Transfer and
            Ownership of Rights .........................................  40

     17   Rights Holder Not Deemed a Shareholder ........................  40


                                        i

Section                                                                    Page
-------                                                                    ----
     18   Concerning the Rights Agent ...................................  41

     19   Merger or Consolidation or Change of Name of Rights Agent .....  42

     20   Duties of Rights Agent ........................................  43

     21   Change of Rights Agent ........................................  45

     22   Issuance of New Rights Certificates ...........................  47

     23   Redemption and Termination ....................................  47

     24   Notice of Certain Events ......................................  49

     25   Notices .......................................................  50

     26   Supplements and Amendments ....................................  51

     27   Successors ....................................................  52

     28   Exchange ......................................................  52

     29   Benefits of this Agreement ....................................  54

     30   Severability ..................................................  54

     31   Governing Law .................................................  55

     32   Counterparts ..................................................  55

     33   Descriptive Headings ..........................................  55

     34   Determination and Actions by the Board of Directors, etc. .....  55

Exhibit A      Form of Certificate of Amendment to Articles of Incorporation

Exhibit B      Form of Rights Certificate

Exhibit C      Form of Summary of Rights

                                RIGHTS AGREEMENT
                                ----------------

          Rights Agreement dated as of September 25, 2001, between DPL Inc., an Ohio corporation (the "Company"), and EquiServe Trust Company, N.A. (the "Rights Agent").

                               W I T N E S S E T H
                               -------------------

          WHEREAS, the Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (the "Right") for each Common Share (as defined in Section 1) outstanding as of the Close of Business on the Record Date (as defined in Section 1) and has authorized the issuance of one Right for each such Common Share issued between the Record Date and the Distribution Date (as defined in Section 1), and, in certain circumstances, after the Distribution Date, each Right initially representing the right to purchase one two-hundredth of a Preferred Share (as defined in Section 1) upon the terms and subject to the conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth in this Agreement, the parties hereby agree as follows:


     Section 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

          (a) "ACQUIRING PERSON" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares then outstanding (determined without taking into account any securities exercisable or exchangeable for, or convertible into, Common Shares, other than any such securities beneficially owned by the Acquiring Person and Affiliates and Associates of such Person) or who or which was such a Beneficial owner at any time after the date hereof, whether or not such Person continues to be the Beneficial Owner of 15% or more of the Common Shares. Notwithstanding the foregoing:

               (i)  no Exempt Person shall be deemed an "Acquiring Person";

               (ii) no Person shall become an "Acquiring Person" solely as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares then outstanding (as determined above); PROVIDED, HOWEVER, that if a Person becomes the Beneficial Owner of 15% or more of the Common Shares then outstanding (as determined above) solely by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares by any means whatsoever (other than pursuant to a stock split, stock dividend or similar transaction), then such Person shall be deemed to be an "Acquiring Person"; and

               (iii) neither Kohlberg Kravis Roberts & Co. L.P. ("KKR") nor any Affiliate of KKR (KKR and each Affiliate of KKR is hereinafter referred to as a "KKR Person") shall be deemed an "Acquiring Person" as long as no KKR Person, together with all Affiliates and Associates of such KKR Person, shall be the Beneficial Owner of more than 25% of the Common Shares then outstanding (as determined above); PROVIDED, HOWEVER, that: (x) if any KKR Person, together with all Affiliates and Associates of such KKR Person, shall be or become the Beneficial Owner of more than 25% of the Common Shares then outstanding (as determined above), other than solely as a result of the acquisition of Common Shares by the Company, then such KKR Person shall be deemed to be an "Acquiring Person", (y) no KKR Person shall become an "Acquiring Person" solely as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such KKR Person to more than 25% of the Common Shares of the Company then outstanding (as determined above), provided that, if a KKR Person becomes the Beneficial Owner of more than 25% of the Common Shares then outstanding (as determined above) solely by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares by any means whatsoever (other than pursuant to a stock split, stock dividend or similar transaction), then such KKR Person shall be deemed to be an "Acquiring Person", and (z) subject to clause (ii) above, if any Person (other than a KKR Person) acquires by any means whatsoever any Common Shares from any KKR Person and if such Person, together with all Affiliates and Associates of such Person, shall be or become the Beneficial Owner of 15% or more of the Common Shares then outstanding (as determined above), then such Person shall be deemed to be an "Acquiring Person".

          (b) "AFFILIATE" shall have the meaning given to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

          (c) "ASSOCIATE" of a Person shall mean (i) any corporation or other organization of which such Person is an officer, director, partner or beneficial owner of 10% of any class of equity securities; (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse.

          (d) Except as provided below, a Person shall be deemed the "BENEFICIAL OWNER" of, and shall be deemed to "BENEFICIALLY OWN", any securities:

               (i) which such Person or any Affiliate or Associate of such Person beneficially owns, directly or indirectly;

               (ii) which such Person or any Affiliate or Associate of such Person has, directly or indirectly, the right or obligation (whether or not then exercisable or effective) to acquire pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any Affiliate or Associate of any such Person until such tendered securities are accepted for purchase or exchange, (B) securities which such Person has the right to acquire on the exercise of Rights at any time prior to the occurrence of a Triggering

Event or a Business Combination or (C) securities issuable upon the exercise of Rights from and after the occurrence of a Triggering Event or a Business Combination if such Rights were acquired prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof ("Original Rights") or pursuant to Section 11(h) in connection with an adjustment made with respect to Original Rights;

               (iii) which such Person or any Affiliate or Associate of such Person has, directly or indirectly, the right (whether or not then exercisable) to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security pursuant to this clause (iii) if the agreement, arrangement or understanding to vote such security (A) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and applicable rules and regulations thereunder and (B) is not also then reportable under Item 6 of Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (iv) which are beneficially owned, directly or indirectly, by any other Person or any Affiliate or Associate of such other Person with whom such Person or any Affiliate or Associate of such Person has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in subparagraph (iii) of this paragraph (d)) or disposing of any securities of the Company.

          Nothing in this Section l(d) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own", any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

          (e)  "BUSINESS COMBINATION" shall have the meaning set forth in
Section 13.

          (f) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

          (g) "CLOSE OF BUSINESS" on any given date shall mean 5:00 p.m., Boston, Massachusetts time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day it shall mean 5:00 p.m., Boston, Massachusetts time, on the next succeeding Business Day.

          (h) "COMMON SHARES" when used in any context applicable prior to a Business Combination shall mean the Common Shares, par value $.0l per share, of the Company (as the same may be changed by reason of any combination, subdivision or reclassification of the Common Shares). "Common Shares" when used with reference to any Person (other than the Company prior to a Business Combination) shall mean shares of capital stock of such Person (if such Person is a corporation) of any class or series, or units of equity interests in such Person (if such Person is not a corporation) of any class or series, the terms of which shares or units do not limit (as a fixed amount and not merely in proportional terms) the amount of dividends or income payable or distributable on such shares or units or the amount of assets distributable on such shares or units upon any voluntary or involuntary liquidation, dissolution or winding up of such Person and do not provide that such shares or units are subject to redemption at the option of such Person, or any shares of capital stock or units of equity interests into which the foregoing shall be reclassified or changed; PROVIDED, HOWEVER, that if at any time there shall be more than one such class or series of capital stock of or equity interests in such Person, "Common Shares" of such Person shall include all such classes and series substantially in the proportion of the total number of shares or other units of each such class or series outstanding at such time.

          (i) "CURRENT MARKET PRICE" per Common Share, Preferred Share or Equivalent Share on any date shall be deemed to be the average of the daily closing prices per Common Share, Preferred Share or Equivalent Share for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; PROVIDED, HOWEVER, that in the event that the Current Market Price per Common Share, Preferred Share or Equivalent Share is determined during a period following the announcement by the issuer of such Common Shares, Preferred Shares or Equivalent Shares of (i) any dividend or distribution on such Common Shares, Preferred Shares or Equivalent Shares (other than a regular quarterly cash dividend and other than the Rights), or (ii) any subdivision, combination or reclassification of such Common Shares, Preferred Shares or Equivalent Shares, and prior to the expiration of 30 Trading Days after the "ex-dividend" date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, and in each such case, the "Current Market Price" shall be appropriately adjusted to take into account such dividend, distribution, subdivision, combination or reclassification. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, Inc. or, if the Common Shares, Preferred Shares or Equivalent Shares are not listed or admitted to trading on the New York Stock Exchange, Inc., as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares, Preferred Shares or Equivalent Shares are listed or admitted to trading or, if the Common Shares, Preferred Shares or Equivalent Shares are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use. If on any such date the Common Shares, Preferred Shares or Equivalent Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares, Preferred Shares or Equivalent Shares selected by the Board of Directors of the Company shall be used. If no such market maker exists or is selected, the fair market value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares, Preferred Shares or Equivalent Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares, Preferred Shares or Equivalent Shares are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Shares, Preferred Shares or Equivalent Shares are not publicly held or not so listed or traded, "Current Market Price" per share shall mean the fair market value per share as determined in good faith by the Board of Directors of the Company , whose determination shall be described in a statement filed with the Rights Agent and shall be final, binding and conclusive for all purposes.

          (j) "DISTRIBUTION DATE" shall mean the earlier of (i) the Close of Business on the tenth day after the Share Acquisition Date (or, if the tenth day after the Share Acquisition Date occurs before the Record Date, the Close of Business on the Record Date), and (ii) the Close of Business on the tenth Business Day (or such later date as the Board of Directors of the Company shall determine) after the date that a tender or exchange offer by any Person (other than an Exempt Person) is first published or sent or given within the meaning of Rule 14d-2 (a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the Beneficial Owner of 15% or more of the Common Shares then outstanding determined without taking into account any securities exercisable or exchangeable for, or convertible into, Common Shares (other than such securities beneficially owned by such Person, its Affiliates and Associates).

          (k) "EQUIVALENT SHARES" shall mean any class or series of shares of the Company, other than the Preferred Shares, which is entitled to participate on a proportional basis with the Preferred Shares in dividends and other distributions, including distributions upon the liquidation, dissolution or winding up of the Company. In calculating the number of any class or series of Equivalent Shares for purposes of Section 11, the number of shares, or fractions of a share, of such class or series of shares that is entitled to the same dividend or distribution as a whole Preferred Share shall be deemed to be one share.

          (l) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

          (m) "EXCHANGE DATE" shall mean the time at which the Rights are ordered to be exchanged as provided in Section 28.

          (n) "EXEMPT PERSON" shall mean the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any Person or entity organized, appointed or established by the Company or any subsidiary of the Company for or pursuant to the terms of any such plan.

          (o) "EXPIRATION DATE" shall mean the Close of Business on December 13, 2011.

          (p) "PERSON" shall mean any individual, firm, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity, and shall include any "group" as that term is used in Rule 13d-5(b) under the Exchange Act.

          (q) "PREFERRED SHARES" shall mean the Company's Preferred Shares, Series A, without par value, having the rights and preferences set forth in the Company's Articles of Incorporation and the Form of Certificate of Amendment to the Articles of Incorporation attached hereto as Exhibit A.

          (r) "PRINCIPAL PARTY" shall mean, in the case of any Business Combination described in clauses (i), (ii) or (iii) of the first sentence of
Section 13(a), (i) (A) the Person that is the issuer of any securities into which Common Shares of the Company are converted, or for which they are exchanged, in such Business Combination or, if there is more than one such issuer, the issuer of the Common Shares which have the greatest aggregate market value or (B) if no securities are so issued, (x) the Person that is the other party to such Business Combination and that survives the Business Combination or, if there is more than one such Person, the Person the Common Shares of which have the greatest aggregate market value, (y) if the Person that is the other party to the Business Combination does not survive the Business Combination, the Person that does survive the Business Combination (including the Company if it survives) or (z) the person resulting from the Business Combination, and (ii) in the case of any Business Combination described in clause (iv) of the first sentence in Section 13(a), the Person that receives the greatest portion of the assets, earning power or cash flow transferred pursuant to such Business Combination or, if each Person that is a party to such Business Combination receives the same portion of the assets, earning power or cash flow so transferred or if the Person receiving the greatest portion of the assets, earning power or cash flow cannot be determined, whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value of shares outstanding; PROVIDED, HOWEVER, that in any such case, if the Common Shares of such Person are not at such time and have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act and such Person is a direct or indirect subsidiary of one or more other Persons then (w) "Principal Party" shall refer to whichever of such other Persons has Common Shares that are and have been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act; (x) if the Common Shares of two or more of such other Persons are and have been so registered, "Principal Party" shall refer to whichever of such other Persons is the issuer of the Common Shares having the greatest aggregate market value; (y) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth above shall apply to each of the chains of ownership having an interest in such joint venture as if such Person were a subsidiary of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests; or (z) if the Common Shares of none of such other Persons have not been so registered, "Principal Party" shall refer to whichever of such other Persons (other than an individual) is the Person having the greatest aggregate market value.

          (s) "PURCHASE PRICE" with respect to each Right shall initially be $130 per one two-hundredth of a Preferred Share, shall be subject to adjustment from time to time as provided in Sections 11 and 13, and shall be payable in lawful money of the United States of America in cash or by certified check or bank draft payable to the order of the Company.

          (t)  "RECORD DATE" shall mean December 13, 2001.

          (u) "REDEMPTION DATE" shall mean the time at which the Rights are ordered to be redeemed as provided in Section 23.

          (v) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and any successor statute.

          (w) "SHARE ACQUISITION DATE" shall mean the first date (including, without limitation, any such date which is on or after the date of this Agreement and prior to the issuance of the Rights) of public disclosure by the Company, an Acquiring Person or otherwise that a Person has become an Acquiring Person, or such earlier date as a majority of the Board of Directors shall become aware of the existence of an Acquiring Person.

          (x) "SUBSIDIARY" shall have the meaning given to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

          (y) "SUMMARY OF RIGHTS" shall mean a summary of the Rights, in substantially the form attached hereto as Exhibit C.

          (z) "TRIGGERING EVENT" shall mean an event described in Section 11(a)(ii).

          Any determination required by the definitions contained in this
Section 1 shall be made by the Board of Directors of the Company in its good faith judgment, which determination shall be final and conclusive and shall be binding on the Rights Agent and the holders of the Rights for all purposes.


     Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.


     Section 3. ISSUANCE OF RIGHTS CERTIFICATES.

          (a) Until the Distribution Date: (i) the Rights shall be issued in respect of and shall be evidenced by the certificates representing the Common Shares issued and outstanding on the Record Date and Common Shares issued after the Record Date and prior to the earliest of the Distribution Date, the Redemption Date, the Exchange Date or the Expiration Date (which certificates for Common Shares shall also be deemed to be certificates evidencing the Rights), and not by separate certificates; (ii) the registered holders of such Common Shares shall also be the registered holders of the Rights associated with such shares; and (iii) the Rights shall be transferable only in connection with the transfer of Common Shares, and the surrender for transfer of any certificate for such Common Shares shall also constitute the surrender for transfer of the Rights associated with such shares. As soon as practicable after the Company has notified the Rights Agent of the occurrence of the Distribution Date, the Rights Agent shall mail, by first-class, insured, postage prepaid mail, to each record holder of the Common Shares as of the Close of Business on the Distribution Date, as shown by the records of the Company, at the address of such holder shown on such records, one or more certificates evidencing the Rights ("Rights Certificates"), in substantially the form of Exhibit B hereto, evidencing one Right (as adjusted from time to time prior to the Distribution Date pursuant to this Agreement) for each Common Share so held. From and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates. In the event that an adjustment in the number of Rights per Common Share has been made pursuant to Section 11(o) of this Agreement, at the time of distribution of the Rights Certificates, the Company may make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) of this Agreement) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights.

          (b) As soon as practicable after the Record Date, the Company will send a copy of the Summary of Rights by first-class, postage prepaid mail to each record holder of

Common Shares as of the Close of Business on the Record Date, as shown by the records of the Company, at the address of such holder shown on such records.

          (c) Rights shall be issued in respect of all Common Shares which are issued (whether originally issued or from the Company's treasury) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date, the Exchange Date and the Expiration Date and, in certain circumstances provided for in Section 22, may be issued in respect of Common Shares that become outstanding after the Distribution Date. Certificates issued after the Record Date representing Common Shares outstanding on the Record Date or Common Shares issued after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date, the Exchange Date and the Expiration Date shall have impressed, printed, written on, or otherwise affixed to, them a legend substantially in the following form:

          This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between DPL Inc. and EquiServe Trust Company, N.A. as Rights Agent dated as of September 25, 2001 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of DPL Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. DPL Inc. will mail to the holder of record of this certificate a copy of the Rights Agreement without charge within five days after receipt of a written request therefor. Under certain circumstances, as provided in the Rights Agreement, Rights beneficially owned by Acquiring Persons or their Associates or Affiliates (as such terms are defined in the Rights Agreement) may become null and void and the holder of such Rights (including any subsequent holder) shall not have any right to exercise such Rights.


     Section 4. FORM OF RIGHTS CERTIFICATES.

          (a) The Rights Certificates (and the form of election to purchase shares and form of assignment to be printed on the reverse thereof) shall be in substantially the form of Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of this Agreement, the Rights Certificates, whenever issued, shall be dated as of the Record Date, and on their face shall entitle the holders thereof to purchase such number of Preferred Shares as shall be set forth therein at the Purchase Price set forth therein, but the number of such shares and the Purchase Price shall be subject to adjustment as provided in this Agreement.

          (b) Notwithstanding any other provision of this Agreement, (i) any Rights Certificate issued pursuant to this Agreement that represents Rights beneficially owned or formerly beneficially owned, on or after the earlier of the Distribution Date and the Share Acquisition Date, by a Person known to be:
(A) an Acquiring Person or an Associate or Affiliate of an Acquiring Person; (B) a direct or indirect transferee of an Acquiring Person (or of an Associate or Affiliate of such Acquiring Person) who becomes a transferee after the Acquiring Person becomes such; or (C) a direct or indirect transferee of an Acquiring Person (or of an Associate or Affiliate of such Acquiring Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (x) a direct or indirect transfer (whether or not for consideration) from the Acquiring Person (or from an Associate or Affiliate of such Acquiring Person) to holders of equity interests in such Acquiring Person (or to holders of equity interests in an Associate or Affiliate of such Acquiring Person) or to any Person with whom such Acquiring Person (or an Associate or Affiliate of such Acquiring Person) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (y) a direct or indirect transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a purpose or effect the avoidance of Section 7(e) of this Agreement, and (ii) any Rights Certificate issued pursuant to this Agreement upon transfer, exchange, replacement or adjustment of any other Rights Certificate beneficially owned by a Person referred to in this sentence, shall contain (to the extent feasible) the following legend:

          The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

          The provisions of this Agreement shall be operative whether or not the foregoing legend is imprinted on any such Rights Certificate. The Company shall give notice to the Rights Agent promptly after it becomes aware of the existence of any Acquiring Person or any Associate or Affiliate thereof.


     Section 5. EXECUTION, COUNTERSIGNATURE AND REGISTRATION.

          (a) Each Rights Certificate shall be executed on behalf of the Company by the Chairman of its Board of Directors, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. Each Rights Certificate shall be countersigned by the Rights Agent, either manually or, if permitted, by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed a Rights Certificate shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificate nevertheless may be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the Person who signed such Rights Certificate had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such Person was not such an officer.

          (b) Following the Distribution Date, the Rights Agent shall keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced by each Rights Certificate, and the certificate number and the date of issuance of each Rights Certificate.


     Section 6. TRANSFER, DIVISION, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES.

          (a) Subject to the provisions of Section 14, at any time after the Close of Business on the Distribution Date and at or prior to the Close of Business on the earlier of the Redemption Date, the Exchange Date and the Expiration Date, any Rights Certificate or Rights Certificates may be transferred, divided, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of Preferred Shares (or other securities, cash or other property, following a Triggering Event or Business Combination, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, divide, combine or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, divided, combined or exchanged at the office of the Rights Agent designated for such purpose. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. As a condition to such transfer, division, combination or exchange, the Company may require payment by the surrendering holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection therewith. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have duly completed and executed the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or any former or proposed Beneficial Owner) thereof or any such Beneficial Owner's Affiliates or Associates as the Company shall reasonably request.

          (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will make and deliver a new Rights Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.


     Section 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.

          (a) Each Right shall entitle (except as otherwise provided in this Agreement) the registered holder thereof, upon the exercise thereof as provided in this Agreement, to purchase, for the Purchase Price, at any time after the Distribution Date and prior to the earlier of the Expiration Date, the Redemption Date and the Exchange Date, one two-hundredth of a Preferred Share, subject to adjustment from time to time as provided in Sections 11 and 13.

          (b) The registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided in this Agreement) in whole or in part at any time on or after the Distribution Date and prior to the earlier of the Expiration Date, the Redemption Date and the Exchange Date, by surrendering the Rights Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one two-hundredth of a Preferred Share (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised. The Board of Directors of the Company at any time may, at its option, following the occurrence of a Triggering Event or Business Combination and prior to the earlier of the Expiration Date, the Redemption Date and the Exchange Date, permit the registered holder of a Rights Certificate to exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time without payment of the Purchase Price in cash, by surrendering the Rights Certificate with the form of election to exercise such Rights without payment of cash on the reverse side thereof duly executed, to the Rights Agent at its office designated for such purpose, and with respect to any Rights as to which such an election is made, the holder shall receive a number of Common Shares (or other securities, cash or other property, as the case may be) having a value equal to the difference between (i) the value of the Common Shares or other securities, cash or other property that would have been issuable upon payment of the Purchase Price in cash and (ii) the Purchase Price otherwise payable upon exercise of such Rights. Notwithstanding anything in this Agreement to the contrary, the Board of Directors of the Company may exercise the option set forth in the immediately preceding sentence only if it determines in good faith that such exercise will not adversely affect the purpose or intent of this Agreement.

          (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase duly executed accompanied by payment of the Purchase Price for each one two-hundredth of a Preferred Share (or other securities, cash or other property, as the case may be) to be purchased, or a duly completed election to exercise without payment of cash if applicable, and an amount in cash, certified bank check or money order payable to the order of the Company equal to any applicable transfer tax required to be paid by the surrendering holder pursuant to Section 9(d), the Rights Agent shall, subject to the provisions of this Agreement, thereupon promptly (i) (A) requisition from any transfer agent for the Preferred Shares of the Company (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the number of one two-hundredth of a Preferred Share (or other securities, as the case may be) to be purchased (and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests) or
(B) if the Company shall have elected to deposit the total number of Preferred Shares (or other securities, as the case may be) issuable upon exercise of the Rights with a depositary agent, requisition from the depositary agent, depositary receipts representing such number of one two-hundredths of a Preferred Share (or other securities, as the case may be) as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company shall direct the depositary agent to comply with such request; (ii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder; and (iii) if appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with
Section 14 of this Agreement and, promptly after receipt thereof, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate. In the event that the Company is obligated to issue other securities (including Common Shares) of the Company, pay cash and/or distribute other property pursuant to this Agreement, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

          (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of
Section 6 and Section 14.

          (e) Notwithstanding anything in this Agreement to the contrary, any Rights that are or were formerly beneficially owned on or after the earlier of the Distribution Date or the Share Acquisition Date by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a direct or indirect transferee of an Acquiring Person (or of an Associate or Affiliate of such Acquiring Person) who becomes a transferee after the Acquiring Person becomes such, or (iii) a direct or indirect transferee of an Acquiring Person (or of an Associate or Affiliate of such Acquiring Person) who becomes a transferee prior to or concurrently with the Acquiring

Person becoming such and receives such Rights pursuant to either (A) a direct or indirect transfer (whether or not for consideration) from the Acquiring Person (or from an Associate or Affiliate of such Acquiring Person) to holders of equity interests in such Acquiring Person (or to holders of equity interests in any Associate or Affiliate of such Acquiring Person) or to any Person with whom the Acquiring Person (or an Associate or Affiliate of such Acquiring Person) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a direct or indirect transfer which the Board of Directors of the Company determines is part of a plan, arrangement or understanding which has as a purpose or effect the avoidance of this Section 7(e), shall, immediately upon the occurrence of a Triggering Event and without any further action, be null and void and no holder of such Rights shall have any rights whatsoever with respect to such Rights whether under this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and
Section 4(b) are complied with, but shall have no liability to any holder of a Rights Certificate or to any other Person as a result of the failure by it (including the Board of Directors of the Company) to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. No Rights Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person or any other Person whose Rights would be void pursuant to the provisions of this Section 7(e); no Rights Certificate shall be issued at any time upon the transfer of any Rights to any Acquiring Person or other Person whose Rights would be void pursuant to the provisions of this Section 7(e) or to any nominee of such Acquiring Person or other Person; and any Rights Certificate delivered to the Rights Agent for transfer to an Acquiring Person or any other Person whose Rights would be void pursuant to the provisions of this Section 7(e) shall be cancelled.

          (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to the registered holder of a Rights Certificate upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or any former or proposed Beneficial Owner) thereof or the Affiliates or Associates of any such Beneficial Owner (or former or proposed Beneficial Owner) as the Company shall reasonably request.


     Section 8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES. All Rights Certificates surrendered for the purpose of exercise, transfer, division, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificates purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.


     Section 9. RESERVATION AND AVAILABILITY OF PREFERRED SHARES.

          (a) The Company covenants and agrees that it will cause to be reserved and kept available at all times out of and to the extent of its authorized and unissued Preferred Shares or its authorized and issued Preferred Shares held in its treasury (and, following the occurrence of a Triggering Event, out of its authorized and unissued Common Shares and/or other securities or out of its authorized and issued Common Shares and/or other securities held in its treasury) free from preemptive rights or any right of first refusal, sufficient numbers of Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) to permit the exercise in full of all Rights from time to time outstanding; PROVIDED, HOWEVER, that the Company shall not be required to reserve and keep available Common Shares or other securities sufficient to permit the exercise in full of all outstanding Rights pursuant to the adjustments set forth in Section 11(a)(ii), Section 11(a)(iii) or Section 13 hereof unless, and only to the extent that, the Rights become exercisable pursuant to such adjustments.

          (b) The Company further covenants and agrees, so long as the Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) issuable upon the exercise of Rights may be listed on any national securities exchange, to use its best efforts to cause, from and after the time that the Rights become exercisable, all such shares and/or other securities reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

          (c) The Company further covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) delivered upon the exercise of Rights shall, at the time of delivery of the certificates for such shares and/or other securities, be duly and validly authorized and issued, fully paid, nonassessable, freely tradable, not subject to liens or encumbrances, and free of preemptive rights, rights of first refusal or any other restrictions or limitations on the transfer or ownership thereof, of any kind or nature whatsoever.

          (d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or of any Preferred Shares (or Common Shares and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to (i) pay any transfer tax which may be payable in respect of any transfer involved in the issuance or delivery of Rights Certificates or the issuance or delivery of certificates for Preferred Shares (or Common Shares and/or other securities, as the case may be) to a Person other than, or in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or (ii) transfer or deliver any Rights Certificate or issue or deliver any certificates for Preferred Shares (or Common Shares and/or other securities, as the case may be) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

          (e) The Company shall use its best efforts to (i) prepare and file, as soon as practicable following a Triggering Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) of this Agreement, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement on an appropriate form under the Securities Act with respect to the securities purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company shall also take such action as may be necessary under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercise of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this paragraph of Section 9, the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall make a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement has been declared effective.


     Section 10. PREFERRED SHARE RECORD DATE. Each Person in whose name any certificate for Preferred Shares (or Common Shares and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the Preferred Share (or Common Share and/or other securities, as the case may be) transfer books are closed, such Person shall be deemed to have become the record holder of such shares (and/or such other securities, as the case may be) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Share (or Common Share and/or other securities, as the case may be) transfer books of the Company are open.


     Section 11. ANTIDILUTION ADJUSTMENTS. The Purchase Price, the number and kind of securities, cash and other property obtainable upon exercise of each Right and the number of Rights outstanding shall be subject to adjustment from time to time as provided in this Section 11.

          (a)(i) In the event the Company shall at any time on or after the date of this Agreement (A) pay a dividend or make a distribution on the Preferred Shares payable in Preferred Shares, (B) subdivide (by a stock split or otherwise) the outstanding Preferred Shares into a larger number of shares, (C) combine (by a reverse stock split or otherwise) the outstanding Preferred Shares into a smaller number of shares, or (D) issue any cash, securities or other property in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), then in each such event the Purchase Price in effect at the time of the record date for such dividend or distribution, or of the effective date of such subdivision, combination or reclassification and the number of Preferred Shares or other securities, cash or other property issuable upon exercise of a Right on such date shall be proportionately adjusted so that the holder of any Right (except as provided in Section 7(e)) exercised on or after such date shall be entitled to receive, upon payment of the Purchase Price in effect immediately prior to such date, the aggregate number of Preferred Shares, other securities, cash or other property which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Share transfer books of the Company were open, he would have owned upon such exercise and would have been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

               (ii) A "Triggering Event" shall be deemed to occur in the event that any Person shall become an Acquiring Person. Upon each occurrence of a Triggering Event, proper provision shall be made so that each holder of a Right, except as otherwise provided in this Agreement, shall thereafter have the right to receive, upon exercise thereof at the then-current Purchase Price in accordance with the terms of this Agreement, in lieu of the number of one two-hundredths of a Preferred Share receivable upon exercise of a Right prior to the occurrence of a Triggering Event, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the number of one two-hundredth of a Preferred Share for which a Right was then exercisable and (y) dividing that product by 50% of the Current Market Price per Common Share on the date of the occurrence of the Triggering Event (such number of shares is herein called the "Adjustment Shares"); PROVIDED, HOWEVER, that if the transaction or event that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 of this Agreement, then only the provisions of Section 13 of this Agreement shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

               (iii) In the event that the number of Common Shares which are authorized by the Company's Articles of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with
Section 11(a)(ii) and the Rights shall become so exercisable, notwithstanding any other provision of this Agreement, to the extent permitted by applicable law and any agreements in effect on the date hereof to which the Company is a party, the Rights shall thereafter be exercisable for only such number of Common Shares as are available for issuance and the Company shall: (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") and (B) with respect to each Right, upon exercise thereof, issue Common Shares up to the maximum number which may permissibly be issued and then make adequate provision to substitute for the remainder of the Adjustment Shares which otherwise would have been received upon exercise of such Right (1) other equity securities of the Company, including, without limitation, preferred shares, or units of preferred shares, irrespective of the voting rights associated with any preferred shares or units of preferred shares, which the Board of Directors of the Company has deemed to have substantially the same value as Common Shares (such preferred shares or units of shares are herein called "Common Share Equivalents"), (2) debt securities of the Company, (3) other assets, (4) a reduction in the Purchase Price, (5) cash or
(6) any combination of the foregoing, having a value which, when added to the value of the Common Shares actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advise of a nationally recognized independent investment banking firm; PROVIDED, HOWEVER, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the later of the Share Acquisition Date or the date on which the Company's right of redemption pursuant to Section 23(a) expires then to the extent permitted by applicable law and any agreement in effect on the date hereof to which the Company is a party the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) or Common Share Equivalents and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the excess of the Current Value over the Purchase Price. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional Common Shares or Common

Share Equivalents could be authorized for issuance upon exercise in full of the Rights, the 30 day period set forth above may be extended to the extent necessary, but not more than 90 days, in order that the Company may seek shareholder approval for the authorization of such additional shares (such 30 day period, as it may be extended, is herein called the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding and exercisable Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the Current Market Price per Common Share on the Share Acquisition Date and the per share or per unit value of any Common Share Equivalent shall be deemed to equal the Current Market Price per Common Share on such date. The Board of Directors of the Company may, but shall not be required to, establish procedures to allocate the right to receive Common Shares upon the exercise of the Rights among holders of Rights pursuant to this
Section 11(a)(iii).

          (b) If the Company shall at any time on or after the date of this Agreement fix a record date for the issuance of rights, options or warrants to holders of Preferred Shares entitling them to subscribe for or purchase Preferred Shares or Equivalent Shares (or securities convertible into Preferred Shares or Equivalent Shares) at a price per Preferred Share or Equivalent Share (or, in the case of a convertible security, having a conversion price per Preferred Share or Equivalent Share) less than the Current Market Price per Preferred Share on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares and Equivalent Shares (if any) outstanding on such record date, plus the number of Preferred Shares or Equivalent Shares, as the case may be, which the aggregate exercise and/or conversion price for the total number of Preferred Shares or Equivalent Shares, as the case may be, which are obtainable upon exercise and/or conversion of such rights, options, warrants or convertible securities would purchase at such Current Market Price, and the denominator of which shall be the number of Preferred Shares and Equivalent Shares (if any) outstanding on such record date, plus the number of additional Preferred Shares or Equivalent Shares, as the case may be, which may be obtained upon exercise and/or conversion of such rights, options, warrants or convertible securities. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent. Preferred Shares and Equivalent Shares owned by or held for the account of the Company or any subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not issued following such adjustment, the Purchase Price shall be readjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

          (c) In case the Company shall at any time after the date of this Agreement fix a record date for the making of a distribution to holders of Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of securities (other than Preferred Shares and rights, options or warrants referred to in Section 11(b)), cash (other than a regular periodic cash dividend), property, evidences of indebtedness, or assets, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per Preferred Share on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company whose determination shall be described in a statement filed with the Rights Agent) of such securities, cash, property, evidences of indebtedness or assets to be so distributed in respect of one Preferred Share, and the denominator of which shall be such Current Market Price per Preferred Share on such record date. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not made following such adjustment, the Purchase Price shall be readjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

          (d) Except as provided below, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 11(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent, to the nearest ten-thousandth of a Common Share, or to the nearest one one-millionth of a Preferred Share, as the case may be. Notwithstanding the first sentence of this Section 11(d), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.

          (e) If, as a result of an adjustment made pursuant to Section 11(a) or Section 13(a) of this Agreement, the holder of any Right thereafter exercised shall become entitled to receive any securities of the Company other than Preferred Shares, thereafter the Purchase Price and the number of such other securities so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in this Section 11 and the provisions of Sections 7, 9, 10, 12, 13 and 14 with respect to the Preferred Shares shall apply on like terms to any such other securities.

          (f) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted

Purchase Price, the number of Preferred Shares or other securities, cash or other property purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided in this Agreement.

          (g) Unless the Company shall have exercised its election as provided in Section 11(h), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one two-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying the number of one two-hundredths of a Preferred Share covered by a Right immediately prior to adjustment pursuant to this Section 11(g) by the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (h) The Company may elect on or after the date of any adjustment of the Purchase Price or any adjustment to the number of Preferred Shares for which a Right may be exercised, to adjust the number of Rights, in lieu of an adjustment in the number of one two-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one two-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to such adjustment by the Purchase Price in effect immediately after such adjustment. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days after the date of the public announcement. If Rights

Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(h) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date a new Rights Certificate evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record, in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment and upon surrender thereof (if required by the Company), new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for in this Agreement (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

          (i) Irrespective of any adjustment or change in the Purchase Price or the number or kind of shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one two-hundredth of a Preferred Share and the number of Preferred Shares which were expressed in the initial Rights Certificates issued hereunder.

          (j) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Preferred Shares or other securities issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares or other securities at such adjusted Purchase Price.

          (k) In any case in which this Section 11 shall require that an adjustment be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the Preferred Shares and other securities, cash or property of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other securities, cash or property of the

Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares or other securities, cash or property upon the occurrence of the event requiring such adjustment.

          (l) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any combination or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the Current Market Price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable or exercisable for Preferred Shares, stock dividends or issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Shares, shall not be taxable to such shareholders.

          (m) The Company covenants and agrees that it shall not (i) consolidate with, (ii) merge with or into, or (iii) directly or indirectly sell, lease, or otherwise transfer or dispose of (in one transaction or a series of related transactions) assets, earning power or cash flow aggregating more than 50% of the assets, earning power or cash flow of the Company and its subsidiaries taken as a whole to, any other Person or Persons (other than the Company and/or any of its subsidiaries) if (A) at the time of or immediately after such consolidation, merger, sale, lease, transfer or disposition there are any rights, warrants, securities or other instruments outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (B) prior to, simultaneously with or immediately after such consolidation, merger, sale, lease, transfer or disposition the shareholders (or equity holders) of the Person who constitutes, or would constitute, the Principal Party in such transaction shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (C) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights. The Company shall not consummate any such consolidation, merger, sale, lease, transfer or disposition unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this
Section 11(m).

          (n) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Sections 23, 26, 28 or 30 of this Agreement, take (or permit any subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will, directly or indirectly, diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

          (o) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time prior to the Distribution Date (i) pay a dividend or distribution on the outstanding Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction, the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event.


     Section 12. CERTIFICATION OF ADJUSTMENTS. Whenever an adjustment is made as provided in Sections 11 and 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common and Preferred Shares a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing

Common Shares) in accordance with Section 25. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any certificate prepared by the Company pursuant to Sections 11 and 13 and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate. Any adjustment to be made pursuant to Sections 11 and 13 of this Agreement shall be effective as of the date of the event giving rise to such adjustment.


     Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS, EARNING POWER OR CASH FLOW.

          (a) A "Business Combination" shall be deemed to occur in the event that, following the Share Acquisition Date, (i) the Company shall, directly or indirectly, consolidate with, or merge with and into, any other Person (other than a subsidiary of the Company in a transaction that complies with Section 11(m) and Section 11(n) of this Agreement) and the Company shall not be the surviving or continuing corporation of such consolidation or merger, (ii) any Person (other than a subsidiary of the Company in a transaction that complies with Section 11(m) and Section 11(n) of this Agreement) shall, directly or indirectly, consolidate with the Company, or shall merge with and into the Company, in a transaction in which the Company is the continuing or surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Common Shares shall be changed (including, without limitation, any conversion into or exchange for securities of the Company or of any other Person, cash or any other property), (iii) the Company shall, directly or indirectly, effect a share exchange in which all or part of the Common Shares shall be changed (including, without limitation, any conversion into or exchange for securities of any other Person, cash or any other property) or (iv) the Company shall, directly or indirectly, sell, lease, exchange, mortgage, pledge or otherwise transfer or dispose of (or one or more of its subsidiaries shall directly or indirectly sell, lease, exchange, mortgage, pledge or otherwise transfer or dispose of), in one transaction or a series of related transactions, assets, earning power or cash flow aggregating more than 50% of the assets, earning power or cash flow of the Company and its subsidiaries (taken as a whole) to any other Person (other than the Company or any of its subsidiaries in one or more transactions each and all of which comply with Section 11 (m) and Section 11 (n) of this Agreement). In the event of a Business Combination, proper provision shall be made so that each holder of a Right (except as otherwise provided in this Agreement) shall thereafter have the right to receive, upon the exercise thereof at the then-current Purchase Price in accordance with the terms of this Agreement, such number of Common Shares of the Principal Party as shall be equal to the result obtained by (x) multiplying the then-current Purchase Price by the number of one two-hundredth of a Preferred Share for which a Right was then exercisable (without giving effect to the consummation of such Business Combination) and (y) dividing that product by 50% of the Current Market Price per Common Share of such Principal Party immediately prior to the consummation of such Business Combination. All Common Shares of any Person for which any Right may be exercised after consummation of a Business Combination as provided in this
Section 13(a) shall, when issued upon exercise thereof in accordance with this Agreement, be duly and validly authorized and issued, fully paid, nonassessable, freely tradable, not subject to liens or encumbrances, and free of preemptive rights, rights of first refusal or any other restrictions or limitations on the transfer or ownership thereof of any kind or nature whatsoever.

          (b) After consummation of any Business Combination, (i) the Principal Party shall be liable for, and shall assume, by virtue of such Business Combination and without the necessity of any further act, all the obligations and duties of the Company pursuant to this Agreement, (ii) the term "Company" as used in this Agreement shall thereafter be deemed to refer to such Principal Party, and (iii) such Principal Party shall take all steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9) in connection with such Business Combination as necessary to ensure that the provisions of this Agreement shall be applicable, as nearly as reasonably may be, in relation to its

Common Shares thereafter deliverable upon the exercise of the Rights; PROVIDED, HOWEVER, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had he, at the time of such transaction, owned the Common Shares of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

          (c) The Company shall not consummate any Business Combination unless prior thereto (i) the Principal Party shall have a sufficient number of authorized Common Shares which have not been issued or reserved for issuance (other than shares reserved for issuance pursuant to this Agreement to the holders of Rights) to permit the exercise in full of the Rights in accordance with this Section 13, (ii) the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the fulfillment of the Principal Party's obligations and the terms as set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable on or after the date of such Business Combination, the Principal Party, at its own expense, shall (A) prepare and file, if necessary, a registration statement on an appropriate form under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights, (B) use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date, (C) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor
Form) under the Exchange Act, (D) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the securities or "blue sky" laws of such jurisdictions as may be necessary or appropriate, (E) use its best efforts to list the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange, and
(F) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Shares of the Principal Party subject to purchase upon exercise of outstanding Rights, (iii) the Company and the Principal Party shall have furnished to the Rights Agent an opinion of independent counsel stating that such supplemental agreement is a legal, valid and binding agreement of the Principal Party enforceable against the Principal Party in accordance with its terms, and (iv) the Company and the Principal Party shall have filed with the Rights Agent a certificate of a nationally recognized firm of independent accountants setting forth the number of Common Shares of such issuer which may be purchased upon the exercise of each Right after the consummation of such Business Combination.

          (d) The provisions of this Section 13 shall similarly apply to successive Business Combinations. In the event a Business Combination shall be consummated at any time after the occurrence of a Triggering Event, the Rights which have not theretofore been exercised shall thereafter be exercisable for the consideration and in the manner described in Section 13(a). Following a Business Combination, the provisions of Section 11(a)(ii) of this Agreement shall be of no effect.

          (e) Notwithstanding any other provision of this Agreement, no adjustment to the number of Preferred Shares (or fractions of a share) or other securities, cash or other property for which a Right is exercisable or the number of Rights outstanding or associated with each Common Share or any similar or other adjustment shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits the holders of the Rights would have had absent such adjustment, including, without limitation, the benefits under Sections 11 and 13, unless the terms of this Agreement are amended so as to preserve such benefits.

          (f) The Company covenants and agrees that it shall not effect any Business Combination if at the time of, or immediately after such Business Combination, there are any rights, options, warrants or other instruments outstanding which would diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

          (g) Without limiting the generality of this Section 13, in the event the nature of the organization of any Principal Party shall preclude or limit the acquisition of Common Shares of such Principal Party upon exercise of the Rights as required by Section 13(a) as a result of a Business Combination, it shall be a condition to such Business Combination that such Principal Party shall take such steps (including, but not limited to, a reorganization) as may be necessary to ensure that the benefits intended to be derived under this
Section 13 upon the exercise of the Rights are assured to the holders thereof.


     Section 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

          (a) The Company shall not be required to issue fractional Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company may at its option pay to the registered holders of the Rights Certificates with respect to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of a Right for the Trading Day immediately prior to the date on which such fractional Rights otherwise would have been issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, Inc. or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, Inc., as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such Trading Day no such market maker is making a market in the Rights, the current market value of the Rights on such Trading Day shall be determined in good faith by the Board of Directors of the Company.

          (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one two-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one two-hundredth of a Preferred Share). Fractions of Preferred Shares may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one two-hundredth of a Preferred Share, the Company may at its option (i) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate) which shall entitle the holder to receive a full one two-hundredth of a Preferred Share upon the surrender of such scrip or warrants aggregating a full one two-hundredth of a Preferred Share or (ii) pay to the registered holders of Rights Certificates at the time such Rights Certificates are exercised as provided in this Agreement an amount in cash equal to the same fraction of the current market value of a Preferred Share. For purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 1(j)) for the Trading Day immediately prior to the date of such exercise.

          (c) Following the occurrence of a Triggering Event the Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence factional Common Shares. In lieu of fractional Common Shares, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(c), the current market value of one Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 1(j)) for the Trading Day immediately prior to the date of such exercise.

          (d) The holder of a Right by his acceptance thereof expressly waives any right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as otherwise provided in this Agreement).


     Section 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, except those rights of action vested in the Rights Agent pursuant to Sections 18 and 20, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of associated Common Shares); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, any associated Common Shares), without the consent of the Rights Agent or of the holder of any other Right, may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, his rights pursuant to this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

     Section 16. AGREEMENT OF RIGHTS HOLDERS CONCERNING TRANSFER AND OWNERSHIP OF RIGHTS. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will not be evidenced by Rights Certificates and will be transferable only in connection with the transfer of Common Shares;

          (b) after the Distribution Date, the Rights Certificates will be transferable on the registry books of the Rights Agent only if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;

          (c) the Company and the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificate or the associated Common Share certificate made by anyone other than the Company or the Rights Agent or the transfer agent of the Common Shares) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

          (d) notwithstanding anything in this Agreement to the contrary, neither the Company, its directors, officers, employees and agents, nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.


     Section 17. RIGHTS HOLDER NOT DEEMED A SHAREHOLDER. No holder, as such, of any Rights Certificate shall be entitled to vote or to receive dividends or distributions or shall be deemed for any purpose the holder of Preferred Shares or any other securities, cash or other property which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained in this Agreement or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company, including, without limitation, any right (i) to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof,
(ii) to give or withhold consent to any corporate action, (iii) to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24), (iv) to receive dividends, distributions or subscription rights, or (v) to institute, as a holder of Preferred Shares or other securities issuable on exercise of the Rights represented by any Rights Certificate, any derivative action on behalf of the Company, or otherwise, until and only to the extent that the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions of this Agreement.


     Section 18. CONCERNING THE RIGHTS AGENT. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct or breach of this Agreement on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

          The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document reasonably believed by it to be genuine and to be signed, executed and, when necessary, guaranteed, verified or acknowledged, by the proper Person or Persons.


     Section 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties hereto, PROVIDED that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificate so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificate either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

          In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person or any Affiliate or Associate of an Acquiring Person) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be specifically prescribed in this Agreement) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board of Directors of the Company, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct or breach of this Agreement.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery of this Agreement (except the due execution and delivery of this Agreement by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change or adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23 or 28 or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of a certificate furnished pursuant to Section 12, describing any change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares, Common Shares or other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Preferred Shares, Common Shares or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performance by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board of Directors of the Company, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the

Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

          (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Rights Agent were not serving as such under this Agreement. Nothing in this Agreement shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.


     Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. Notwithstanding the foregoing provisions of this Section 21, in no event shall the resignation or removal of a Rights Agent be effective until a successor Rights Agent shall have been appointed and have accepted such appointment. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by any holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the incumbent Rights Agent or the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (i) a corporation organized and doing business under the laws of the United States or of any State thereof in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate controlled by a corporation described in clause (i). After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. ISSUANCE OF NEW RIGHTS CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights Certificates to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors of the Company to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of securities, cash or other property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earlier of the Redemption Date, the Exchange Date and the Expiration Date, the Company (i) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities issued by the Company, and (ii) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; PROVIDED, HOWEVER, that (x) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued and (y) no such Rights Certificate shall be issued, if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.


     Section 23. REDEMPTION AND TERMINATION.

          (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the Close of Business on the tenth day following the Share Acquisition Date (which date may be extended to the extent permitted by Section 26), (ii) the Exchange Date or (iii) the Expiration Date, redeem all but not less than all of the then-outstanding Rights at a redemption price of $.00l per Right (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement). The Company may, at its option, pay the redemption price in cash, Common Shares (based on the Current Market

Price of the Common Shares at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors of the Company. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Triggering Event until such time as the Company's right of redemption under this Section 23(a) has expired.

          (b) If, following the occurrence of a Share Acquisition Date and following the expiration of the right of redemption under Section 23(a) but prior to the occurrence of a Business Combination, each of the following shall have occurred and remain in effect: (x) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of Common Shares in a transaction, or series of transactions, which did not result in the occurrence of a Business Combination such that such Person is thereafter a Beneficial Owner of 5% or less of the outstanding Common Shares, (y) there are no other Persons, immediately following the occurrence of the event described in clause (x), who are Acquiring Persons, and (z) the transfer or other disposition described in clause (x) above was other than pursuant to a transaction, or series of transactions, which directly or indirectly involved the Company or any of its subsidiaries, then the right of redemption set forth in Section 23(a) shall be reinstated and thereafter shall be subject to the provisions of this Section.

          (c) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, without any further action and without any further notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the redemption price without any interest thereon. As soon as practicable after the action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and to the holders of the then-outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner provided in this Agreement shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the redemption price will be made. In any case, failure to give such notice by mail, or any defect in the notice, to any particular holder of Rights shall not affect the sufficiency of the notice to other holders of Rights. In the case of a redemption permitted under this Section 23, the Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights and (ii) mailing payment of the redemption price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares, and upon such action, all outstanding Rights Certificates shall be null and void without any further action by the Company.


     Section 24. NOTICE OF CERTAIN EVENTS. In case the Company, after the earlier of the Distribution Date or the Share Acquisition Date, shall propose to
(a) pay any dividend payable in shares of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular periodic cash dividend), or (b) offer to the holders of Preferred Shares rights, options, or warrants to subscribe for or to purchase any additional Preferred Shares or shares of any class or any other securities, rights or options, or (c) effect any reclassification of Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares, a change in the par value of such Preferred Shares or a change from no par value to par value), or (d) directly or indirectly effect any consolidation or merger into or with, or effect any sale, lease, exchange, or other transfer or disposition (or to permit one or more of its subsidiaries to effect any sale, lease, exchange or other transfer or disposition), in one transaction or a series of related transactions, of more than 50% of the assets, earning power or cash flow of the Company and its subsidiaries (taken as a whole) to, any other Person, or (e) effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 25, a notice of such proposed action, which shall specify any record date for the purposes of such stock dividend or distribution of rights, or the date on which such reclassification, consolidation, merger, sale, lease, exchange, transfer, disposition, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 20 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Preferred Shares and/or Common Shares, whichever shall be the earlier. The failure to give notice as required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

          In case a Triggering Event shall occur or a Business Combination is consummated, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, in accordance with
Section 25, a notice of the occurrence of such event or transaction, which shall specify the event or transaction and a description of the consequences of such event to holders of Rights under Section 11(a)(ii) or Section 13.


     Section 25. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

          DPL Inc.
          MacGregor Park
          1065 Woodman Drive
          Dayton, OH 45432
          Attention: Group Vice President, Legal

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights

Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

          EquiServe Trust Company, N.A.
          150 Royall Street
          Mailstop: 45-02-62
          Canton, MA 02021
          Attention: General Counsel

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.


     Section 26. SUPPLEMENTS AND AMENDMENTS.

          (a) At any time prior to the Distribution Date, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holder of the Rights.

          (b) After the Distribution Date, the Company may, and the Rights Agent shall if the Company so directs, amend this Agreement without the approval of any holders of Rights Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision contained in this Agreement which may be defective or inconsistent with any other provision of this Agreement, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); PROVIDED, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable.

          (c) Immediately upon the action of the Board of Directors providing for any amendment or supplement pursuant to this Section 26, and without any further action and without notice, such amendment or supplement shall be deemed effective. Promptly following the adoption of any amendment or supplement pursuant to this Section 26, the Company shall deliver to the Rights Agent a copy, certified by the Secretary or any Assistant Secretary of the Company, of resolutions of the Board of Directors of the Company adopting such amendment or supplement. Upon such delivery, the amendment or supplement shall be administered by the Rights Agent as part of this Agreement in accordance with the terms of this Agreement, as so amended or supplemented.


     Section 27. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.


     Section 28. EXCHANGE.

          (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e)) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any recapitalization, reclassification, stock split, stock dividend or similar transaction occurring after the date hereof. Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after any Person, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

          (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to Section 28(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the exchange ratio. The Company shall promptly give public notice of any such exchange and shall promptly mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent or, if prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares; PROVIDED, HOWEVER, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e)) held by each holder of Rights.

          (c) In any exchange pursuant to this Section 28, the Company, at its option, may substitute (i) Preferred Shares for Common Shares exchangeable for Rights, at the initial rate of one two-hundredth of a Preferred Share for each Common Share or (ii) cash, debt or equity securities of the Company and/or a subsidiary of the Company or other assets or any combination of the foregoing having an aggregate value (when paid) equal to the Current Market Price of one Common Share.

          (d) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 28, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights.

          (e) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Common Shares would otherwise be issuable, an amount in cash equal to the same fraction of the Current Market Price of a whole Common Share. For the purposes of this Section 28, the Current Market Price of a whole Common Share shall be the closing price of a Common Share for the Trading Day immediately prior to the date of exchange pursuant to this Section 28.


     Section 29. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of Rights any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights.


     Section 30. SEVERABILITY.

          (a) If any term, provision, covenant or restriction of this Agreement or the application thereof to any party or to any circumstance is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and such invalid, void or unenforceable term, provision, covenant or restriction shall be modified by such court and enforced to the fullest extent permitted by applicable law consistent with the intent and provisions of this Agreement; PROVIDED, HOWEVER, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from, or implementing the judicially modified language under, this Agreement would adversely affect the purpose or intent of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination.

          (b) If legal counsel to the Company delivers to the Company a written opinion to the effect that, as a result of changes in federal law or Ohio law, any term, provision, covenant or restriction of this Agreement may be invalid, void, or unenforceable, then, notwithstanding any other provision of this Agreement, the Company and the Rights Agent may amend this Agreement to modify, revise or delete such term, provision, covenant or restriction to the extent necessary to comply with such law as so changed.


     Section 31. GOVERNING LAW. This Agreement and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the internal laws of such state applicable to contracts to be made and performed entirely within such state.


     Section 32. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


     Section 33. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.


     Section 34. DETERMINATION AND ACTIONS BY THE BOARD OF DIRECTORS, ETC. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement. The Board of Directors of the Company shall have the exclusive power and authority to administer this

Agreement and to exercise all rights and powers specifically granted to the Board of Directors, or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights Certificates and all other parties and
(y) not subject the Board of Directors to any liability to the holders of the Rights Certificates.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.


                                        DPL INC.

                                        By   /s/ Stephen F. Koziar, Jr.
                                          --------------------------------------
ATTEST:                                      Name: Stephen F. Koziar, Jr.
                                             Title: Group Vice President

By   /s/ Ginny Strausburg
  --------------------------------
     Name: Ginny Strausburg
     Title: Assistant Corporate
            Secretary

                                        EQUISERVE TRUST COMPANY, N.A.

                                        By   /s/ Dennis V. Moccia
                                          --------------------------------------
ATTEST:                                      Name: Dennis V. Moccia
                                             Title: Managing Director

By   /s/ Colleen H. Shea
  --------------------------------
     Name: Colleen H. Shea
     Title: Director

:59529.2

                                                                       EXHIBIT A

                                     FORM OF

                            CERTIFICATE OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       of

                                    DPL INC.

     Stephen F. Koziar, Jr., who is Group Vice President of the above named Ohio corporation for profit, does hereby certify that at a meeting of the Board of Directors of the Corporation held on September 25, 2001, the following resolution amending the Articles of Incorporation of the Corporation was adopted pursuant to Section 1701.70(B)(1) of the Ohio Revised Code:

     RESOLVED, that Subsection IX of Section 1 of ARTICLE FOURTH of the Articles of Incorporation is hereby amended and restated to read as follows:

     IX. There shall be a series of the Preferred Shares consisting of 1,200,000 shares and designated as "Series A Preferred Shares," which shall have, in addition to the terms set forth elsewhere in these Articles of Incorporation, the following preferences, limitations and relative rights:

          (a)(1) The holders of Series A Preferred Shares, in preference to the holders of Common Shares, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series A Preferred Share or fraction thereof, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $47.00 or (ii) subject to the provision for adjustment hereinafter set forth, 200 times the aggregate per share amount of all cash dividends, and 200 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Series A Preferred Share or fraction thereof. In the event the Corporation shall at any time on or after September 25, 2001, declare or pay any dividend on Common Shares payable in Common Shares, or effect a split or subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under clause
     (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

          (2) The Corporation shall declare a dividend or distribution on the Series A Preferred Shares as provided in paragraph (1) of this Subsection IX(a) immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $47.00 per share on the Series A Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (3) Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date, or is a date after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          (b) The amount payable on each Series A Preferred Share upon the voluntary or involuntary dissolution or liquidation or the voluntary or forced sale of all or substantially all the assets of the Corporation shall be an amount equal to the greater of (i) $26,000 or (ii) subject to the provision for adjustment hereinafter set forth, 200 times the aggregate per share amount to be distributed to holders of Common Shares, in either case together with an amount equal to accumulated and unpaid dividends as specified in Subsection IV of this Section 1. In the event the Corporation shall at any time on or after September 25, 2001, declare or pay any dividend on Common Shares payable in Common Shares, or effect a split or subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the aggregate amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

          (c) In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case the Series A Preferred Shares then outstanding shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 200 times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the Corporation shall at any time on or after September 25, 2001, declare or pay any dividend on Common Shares payable in Common Shares, or effect a split or subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

          (d)  The Series A Preferred Shares shall not be redeemable.

     IN WITNESS WHEREOF, the above named officer, acting for and on behalf of the Corporation, has subscribed his name on __________, 2001.

                                        DPL INC.

                                        By
                                          --------------------------------------
                                             Stephen F. Koziar, Jr.
                                             Group Vice President

                                                                       EXHIBIT B

                          [Form of Rights Certificate]

Certificate No. R-                                           ____________ Rights

          NOT EXERCISABLE AFTER DECEMBER 13, 2011 OR EARLIER IF NOTICE OF REDEMPTION OR EXCHANGE IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]

                               Rights Certificate

                                    DPL INC.

     This certifies that ______________________________________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of September 25, 2001 (the "Rights Agreement") between DPL Inc., an Ohio corporation (the "Company"), and EquiServe Trust Company, N.A. (the "Rights Agent"), unless notice of redemption or exchange shall have been previously given by the Company, to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Boston, Massachusetts time) on December 13, 2011 at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one two-hundredth of a fully paid nonassessable Preferred Share, Series A, without par value, of the Company, at a purchase price of $130 per one two-hundredth share upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed. The Purchase Price may be paid in cash or by certified bank check or money order payable to the order of the Company.

     The number of Rights evidenced by this Rights Certificate (and the number of Preferred Shares which may be purchased upon exercise thereof) and the Purchase Price set forth above have been determined as of September 25, 2001, based on the Common Shares of the Company as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of Preferred Shares or other securities, cash or other property which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

     If the Rights evidenced by this Rights Certificate are or were formerly beneficially owned, on or after the earlier of the Distribution Date and the Share Acquisition Date, by an Acquiring Person or an Affiliate, Associate or direct or indirect transferee of an Acquiring Person, such Rights may become null and void and the holder of any such Right (including any subsequent holder) shall not have any right with respect to such Right.

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Capitalized terms used in this Certificate have the same meanings as such terms are defined in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned office of the Rights Agent. The Company will mail to the holder of record of this Certificate a copy of the Rights Agreement without charge within five days after receipt of a written request therefor.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares or other property as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.00l per Right at any time prior to the tenth day following the Share Acquisition Date.

     No fractional Preferred Shares (other than fractions that are integral multiples of one two-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) are required to be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof the Company may elect to (i) evidence fractional shares by depositary receipts,
(ii) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share or (iii) make a cash payment, as provided in the Rights Agreement.

     No holder of this Rights Certificate, as such, shall be entitled to vote or to receive dividends or shall be deemed for any purpose the holder of Preferred Shares or of any other securities, cash or property which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or this Certificate be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company, including, without limitation, any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or to institute, as a holder of Preferred Shares or other securities issuable on the exercise of the Rights represented by this Certificate, any derivative action, or otherwise, until and only to the extent the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.


     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of December 13, 2001.


                                        DPL INC.

ATTEST:                                 By
                                          --------------------------------------
----------------------------------           Title:
Secretary

Countersigned:

EQUISERVE TRUST COMPANY, N.A.


By
  --------------------------------
     Authorized Signature

                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Rights Certificate)

     FOR VALUE RECEIVED _________________________________________ hereby sells, assigns and transfers unto______________________________________________________
________________________________________________________________________________
                  (Please print name and address of transferee)

________________________________________________________________________________
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________ Attorney to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: ____________, 20__


                                        ----------------------------------------
                                        Signature

Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.


                                        ----------------------------------------

                                   CERTIFICATE

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ____________, 20__

                                        ----------------------------------------
                                        Signature

Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.


                                        ----------------------------------------

                                     NOTICE

     The signature to the foregoing Assignment must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the certification set forth above in the Form of Assignment is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificate issued in exchange for this Rights Certificate.

                          FORM OF ELECTION TO PURCHASE

                  (To be executed if holder desires to exercise
               the Rights represented by this Rights Certificate)

To: DPL Inc.

     The undersigned hereby irrevocably elects to exercise _____________________ Rights represented by this Rights Certificate to purchase the Preferred Shares or other securities, cash or other property issuable upon the exercise of such Rights and requests that certificates for such shares or other securities be issued in the name of, and such cash or other property be paid to:

Please insert social security
or other identifying number

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the remaining balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

[To be included as a part of this Rights Certificate only if the Board of Directors permits the exercise of the Rights without payment of the purchase price in cash pursuant to the second sentence of Section 7(b) of the Rights Agreement]

[Optional Election to Exercise without Payment of Cash:

     With respect to the exercise of ______________ of the Rights specified above, the undersigned hereby elects to exercise such Rights without payment of cash and to receive a number of Common Shares, other securities, cash or other property having a value (as determined pursuant to the Rights Agreement) equal to the difference between (i) the value of the Common Shares, other securities, cash or other property that would have been issuable upon the exercise thereof upon payment of the cash amount as provided in the Rights Agreement and (ii) the Purchase Price otherwise payable upon exercise of the Rights evidenced by this Certificate.]

Dated: ____________, 20__

                                        ----------------------------------------
                                        Signature

                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of this Rights Certificate)

Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.


                                        ----------------------------------------

                                   CERTIFICATE

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) this Rights Certificate [ ] is [ ] is not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ____________, 20__

                                        ----------------------------------------
                                        Signature

Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.


                                        ----------------------------------------

                                     NOTICE

     The signature on the foregoing Form of Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the certification set forth above in the Form of Election is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificate issued in exchange for this Rights Certificate.

                                                                       EXHIBIT C

                                    DPL INC.

                                   SUMMARY OF
                             SHAREHOLDER RIGHTS PLAN

THE RIGHTS

     On September 25, 2001, the Board of Directors of DPL Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each Common Share of the Company (the "Common Shares"). The dividend is payable to shareholders of record at the close of business on December 13, 2001. Each Right, when it becomes exercisable, entitles the registered holder to purchase from the Company 1/200th of a Preferred Share, Series A, no par value (the "Preferred Shares") at an exercise price of $130 per 1/200th of a share (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement dated as of September 25, 2001 between the Company and EquiServe Trust Company, N.A., as Rights Agent. The Rights replace similar rights issued by the Company in 1991, which expire on December 13, 2001.

     The value of the fractional Preferred Share issuable upon exercise of each Right is intended to approximate the value of one Common Share. Prior to the Distribution Date referred to below, the Rights will be evidenced by and trade with the Common Shares and will not be exercisable. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including the right to vote or to receive dividends.

DISTRIBUTION DATE

     The Rights will separate from the Common Shares and become exercisable following the earlier to occur of (i) 10 days following the date of public disclosure that a person or group (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Shares and (ii) 10 business days following the commencement of a tender offer or exchange offer by a person other than the Company to acquire beneficial ownership of 15% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"). Following the Distribution Date, the Company will mail to each shareholder a separate Rights Certificate.

EXERCISE OF RIGHTS

     The Rights will become exercisable on the Distribution Date. The Rights will expire on December 13, 2011 unless earlier redeemed or exchanged by the Company as described below.

     In the event a person becomes an Acquiring Person, the Rights will "flip-in" and entitle each holder of a Right, except for Rights held by an Acquiring Person, to purchase at the Purchase Price, that number of Common Shares (rather than Preferred Shares) having a market value equal to two times the Purchase Price.

     In the event that, following the acquisition of 15% of the Common Shares, the Company is acquired in a merger or other business combination or more than 50% of its consolidated assets, earning power or cash flow is sold or otherwise transferred or disposed of, the Rights will "flip-over" and entitle each holder of a Right, except for Rights held by an Acquiring Person, to purchase, at the Purchase Price, that number of common shares of the acquiring company having a market value of two times the Purchase Price.

EXCHANGE

     At any time after a person becomes an Acquiring Person of less than 50% of the Common Shares, the Board of Directors may require that some or all of the Rights (other than Rights held by the Acquiring Person) be exchanged for one Common Share.

REDEMPTION

     Prior to the l0th day following the acquisition of 15% of the Common Shares, the Rights may be redeemed by the Company at $.00l per Right.

AMENDMENTS

     At any time prior to the Distribution Date, the Company may, without the approval of any holder of the Rights, supplement or amend any provision of the Rights Agreement, including the date on which the Distribution Date will occur. Thereafter, the Rights Agreement may be amended only to cure ambiguities, to correct inconsistent provisions or in ways that do not adversely affect the Rights holders.

                                   ----------

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission. A copy of the Rights Agreement will be available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by this reference. The provisions of the Rights Agreement will control in the event of any conflict between the Rights Agreement and this summary.


                                      C-2